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                                                                      EXHIBIT 23





                        CONSENT OF INDEPENDENT AUDITORS




         We consent to the incorporation by reference in this Registration Statement (Form S-8) of our reports (a) dated January 23, 1995, with respect to the consolidated financial statements of TRW Inc. included in its Annual Report (Form 10-K) and (b) dated March 17, 1995 with respect to the financial statements of The TRW Employee Stock Ownership and Stock Savings Plan included in Exhibit 28(a) to the TRW Inc. Annual Report (Form 10-K), both for the year ended December 31, 1994, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP

                                                           ERNST & YOUNG LLP




Cleveland, Ohio
March 27, 1995